Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                           For the Month of December
                     Distribution Date of January 15, 1998
                           Servicer Certificate #27

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $189,740,165.51
Beginning Pool Factor                                           0.3614432

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $12,230,553.10
     Interest Collected                                     $1,606,017.96

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $294,381.11
Total Additional Deposits                                     $294,381.11

Repos / Chargeoffs                                             $21,675.95
Aggregate Number of Notes Charged Off                                  88

Total Available Funds                                      $13,975,497.81

Ending Pool Balance                                       $177,643,390.82
Ending Pool Factor                                              0.3383996

Servicing Fee                                                 $158,116.80

Repayment of Servicer Advances                                $155,454.36

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,839,921.17
     Target Percentage                                               5.50%
     Target Balance                                         $9,770,386.50
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($815,940.24)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.907%
Current Weighted Average Remaining Term (months):                   27.02

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,077,569.00     1,337
                                31 - 60 days             $394,774.31       297
                                60+  days                $156,659.64        67

     Total:                                            $2,629,002.95     1,354

     Balances:                  60+  days              $1,559,982.46        67

Memo Item - Reserve Account
     Prior Month                                      $11,023,980.93
+    Invest. Income                                       $53,722.10
+    Excess Serv.                                        $762,218.14
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $11,839,921.17

Exhibit 20.4
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  December

                                                                                  NOTES
                                                           (Money Market)
                                               TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 3        CERTIFICATES
                                      $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%             96.50%              3.50%
     Coupon                                                        5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                $189,740,165.51
Ending Pool Balance                   $177,643,390.82

Collected Principal                    $12,075,098.74
Collected Interest                      $1,606,017.96
Charge - Offs                              $21,675.95
Liquidation Proceeds / Recoveries         $294,381.11
Servicing                                 $158,116.80
Cash Transfer from Reserve Account              $0.00
Total Collections Available
  for Debt Service                     $13,817,381.01

Beginning Balance                     $189,740,165.51               $0.00              $0.00    $177,164,813.68     $12,575,351.83

Interest Due                              $958,388.18               $0.00              $0.00        $893,205.94         $65,182.24
Interest Paid                             $958,388.18               $0.00              $0.00        $893,205.94         $65,182.24
Principal Due                          $12,096,774.69               $0.00              $0.00     $11,673,387.58        $423,387.11
Principal Paid                         $12,096,774.69               $0.00              $0.00     $11,673,387.58        $423,387.11

Ending Balance                        $177,643,390.82               $0.00              $0.00    $165,491,426.10     $12,151,964.72
Note / Certificate Pool Factor                                     0.0000             0.0000             0.5821             0.6613
  (Ending Balance / Original Pool Amount)
Total Distributions                    $13,055,162.87               $0.00              $0.00     $12,566,593.52        $488,569.35

Interest Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                            $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                          $762,218.14
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance         $11,839,921.17
(Release) / Draw                         ($815,940.24)
Ending Reserve Acct Balance            $11,023,980.93

Exhibit 20.4
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  December


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                           5                    4                   3                   2                   1
                                        Aug-97               Sep-97              Oct-97              Nov-97              Dec-97

Beginning Pool Balance            $231,978,557.43       $222,431,428.51     $213,031,624.98     $197,825,082.32     $189,740,165.51

A)   Loss Trigger:
Principal of Contracts Charged Off    $276,233.74           $271,595.69         $494,766.64         $277,587.83          $21,675.95
Recoveries                            $358,241.45           $316,933.22         $561,617.71         $268,885.31         $294,381.11

Total Charged Off (Months 5, 4, 3)  $1,042,596.07
Total Recoveries (Months 3, 2, 1)   $1,124,884.13
Net Loss / (Recoveries) for 3 Mos     ($82,288.06)(a)

Total Balance (Months 5, 4, 3)    $667,441,610.92(b)

Loss Ratio Annualized  [(a/b) * (12)]     -0.1479%

Trigger:  Is Ratio > 1.5%                      No
                                                                                 Oct-97              Nov-97              Dec-97

B)   Delinquency Trigger:                                                        $859,012.17       $1,365,172.16       $1,559,982.46
     Balance delinquency 60+ days                                                   0.40323%            0.69009%            0.82217%
     As % of Beginning Pool Balance                                                 1.01449%            0.84479%            0.63850%
     Three Month Average

Trigger:  Is Average > 2.0%                    No

C)   Noteholders Percent Trigger:          2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                    No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer